                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            ---------------------


                                   FORM 8-K/A

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  May 24, 1996



                            THE CERPLEX GROUP, INC.
- -----------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



         DELAWARE                     0-23602                33-0411354
- -----------------------------------------------------------------------------
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)


  1382 BELL AVENUE, TUSTIN, CALIFORNIA                         92780
- -----------------------------------------------------------------------------
  (Address of principal executive offices)                   (Zip Code)



                                 (714) 258-5600
- -----------------------------------------------------------------------------
              (Registrant's telephone number including area code)



                                  NOT APPLICABLE
- -----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

   ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Attached are the financial statements for Cerplex S.A.S., a French company ("Cerplex S.A.S."), the business acquired by the Registrant and its wholly-owned subsidiary, Cerplex Limited, an English company ("Cerplex Limited"), from Rank Xerox - The Document Company, SA, a French company and Rank Xerox Limited, an English company.

         (B)      UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                  Attached is the pro forma financial information with respect to the acquisition by the Registrant and Cerplex Limited of one hundred percent (100%) of the shares of Cerplex S.A.S.




                     [SIGNATURE PAGE TO FORM 8-K/A FOLLOWS]

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 5, 1996



                                           THE CERPLEX GROUP, INC.


                                           By:  /s/  JAMES R. ECKSTAEDT
                                              -------------------------------
                                                     James R. Eckstaedt
                                                     Chief Financial Officer

                      [BEFEC-PRICE WATERHOUSE LETTERHEAD]


To the Board of Directors
of the Cerplex Group, Inc.


We agree to the inclusion in the Form 8-K/A of The Cerplex Group, Inc. relating to the acquisition of Cerplex S.A.S., of our report, dated July 31, 1996, on our audit of the financial statements of Rank Xerox et Compagnie (now Cerplex S.A.S.) as of, and for the years ended, December 31, 1995 and December 31, 1994.


Befec-Price Waterhouse


/s/ BRIAN TOWHILL
- -------------------------
    Brian Towhill
    Partner


Paris, France
August 2, 1996

RANK XEROX ET COMPAGNIE SNC

FINANCIAL STATEMENTS FOR THE YEARS
ENDED DECEMBER 31, 1995 AND 1994

                          RANK XEROX ET COMPAGNIE SNC

                                 BALANCE SHEETS


                                                                  (FF in thousands)

                                                          March 22,           December 31,
                                                         --------------------------------------
                                                            1996           1995          1994
                                                         --------------------------------------
                                                         (Unaudited)
 ASSETS

 Cash and cash equivalents                                       2            17             43
 Advances to Xerox Group companies                               -        90 107         61 414
 Due from Xerox Group companies                            173 148        69 614         83 797
 Inventories                                                 4 920         5 425          2 532
 Prepaid expenses and other current assets                   2 595         8 960          6 057
                                                           -------       -------        -------
 TOTAL CURRENT ASSETS                                      180 665       174 123        153 843
                                                           -------       -------        -------

 Plant and equipment, net                                   53 286        54 444         70 798
 Other assets                                                6 806         1 784          2 871
                                                           -------       -------        -------

 TOTAL ASSETS                                              240 757       230 351        227 512
                                                           =======       =======        =======
 LIABILITIES

 Trade accounts payable                                     63 213        46 843         62 117
 Current portion of long-term lease obligations              3 807         3 710              -
 Accrued liabilities and other current liabilities          97 597        50 087         37 734
                                                           -------       -------        -------

 TOTAL CURRENT LIABILITIES                                 164 617       100 640         99 851
                                                           -------       -------        -------
 Long-term lease obligations                                 3 074         4 099              -
 Other long-term liabilities                                21 100        21 100         19 831
                                                           -------       -------        -------

 TOTAL LIABILITIES                                         188 791       125 839        119 682
                                                           -------       -------        -------

 Commitments and Contingencies (see Note 12)

 STOCKHOLDERS' EQUITY
 Common stock                                               29 000        84 400         84 400
 Par value  FF 100, 844 000 shares issued
   authorized and outstanding during 1995 and 1994          22 966        20 112         23 430
                                                           -------       -------        -------
 Retained earnings

 TOTAL STOCKHOLDERS' EQUITY                                 51 996       104 512        107 830
                                                           -------       -------        -------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                240 757       230 351        227 512
                                                           =======       =======        =======


   The accompanying notes are an integral part of these Financial Statements.

                          RANK XEROX ET COMPAGNIE SNC

                              STATEMENTS OF INCOME




                                                            (FF in thousands)

                                               Three months ended              Year ended
                                           -----------------------------------------------------
                                              March 22,     March 24,         December 31,
                                                1996          1995          1995         1994
                                           -----------------------------------------------------
                                             (Unaudited)  (Unaudited)
 Net sales

 -   Xerox Group Companies                     75 335        56 877       289 779      269 201
 -   Third parties                              1 193           892         5 353           93
                                               ------        ------       -------      -------

                                               76 528        57 769       295 132      269 294

 Cost of sales                                 68 722        50 070       273 288      233 303
                                               ------        ------       -------      -------

 GROSS PROFIT                                   7 806         7 699        21 844       35 991


 Sales, general and administrative
 expenses                                       5 859         5 453        22 568       27 287

 Non recurring items (see Note 14)                  -             -         7 000        8 974
                                               ------        ------       -------      -------

 Operating Profit/(Loss)                        1 947         2 246        (7 724)        (270)

 Interest income                                1 061           944         5 612        4 290

 Interest expense                                (154)         (112)       (1 206)        (170)
                                               ------        ------       -------      -------

 NET INCOME (LOSS)                              2 854         3 078        (3 318)       3 850
                                               ======        ======       =======      =======


   The accompanying notes are an integral part of these Financial Statements

                          RANK XEROX ET COMPAGNIE SNC

                       STATEMENTS OF STOCKHOLDERS' EQUITY






                                                    (FF IN THOUSANDS EXCEPT SHARES)

                                                                                         TOTAL
                                                         COMMON        RETAINED       STOCKHOLDERS'
                                          SHARES         STOCK         EARNINGS          EQUITY
                                         ---------------------------------------------------------
 Balance at December 31, 1993             844 000        84 400         19 580          103 980

 Net income for the period                                    -          3 850            3 850
                                         --------       -------         ------          -------

 Balance at December 31, 1994             844 000        84 400         23 430          107 830

 Net loss for the period                                      -         (3 318)          (3 318)
                                         --------       -------         ------          -------

 Balance at December 31, 1995             844 000        84 400         20 112          104 512

 Reduction in Capital (see Note 15)      (554 000)      (55 400)             -          (55 400)

 Net income for the period
   (unaudited)                                  -             -          2 854            2 854
                                         --------       -------         ------          -------

 Balance at March 22, 1996
   (unaudited)                            290 000        29 000         22 966           51 996
                                         ========       =======         ======          =======


   The accompanying notes are an integral part of these Financial Statements

                          RANK XEROX ET COMPAGNIE SNC

                            STATEMENTS OF CASH FLOWS


                                                                    (FF in thousands)

                                                        Three months ended            Year ended
                                                      ------------------------------------------------
                                                        March 22,     March 24,       December 31,
                                                          1996          1995        1995        1994
                                                      ------------------------------------------------
                                                       (Unaudited)   (Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:

Net income (loss)                                         2 854          3 078     (3 318)      3 850
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  FLOWS PROVIDED BY OPERATING ACTIVITIES
Add back/(subtract):
    Depreciation and amortization                         3 244          5 052     18 463      37 445
Changes in:
    Inventories                                             505        (13 949)    (2 893)       (232)
    Receivable from Rank Xerox Ltd                     (103 534)       (68 731)    14 183     (35 962)
    Prepaid expenses and other receivables                6 365            711     (2 903)      5 306
    Other long term assets                               (5 022)           728      1 087         (16)
    Trade accounts payable                               16 371         38 963    (15 275)     35 242
    Accrued liabilities and other current
      liabilities                                        47 509         24 306     12 354     (11 102)
    Other                                                     -              -      1 269         925
                                                      ---------       --------   --------     -------

NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES                                    (31 708)        (9 842)    22 967      35 456
                                                      ---------       --------   --------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchase of plant and equipment                     (21 113)        (1 064)    (2 109)    (18 724)
    Proceeds from sale of fixed assets                   19 027          2 724     11 168           -
                                                      ---------       --------   --------     -------

NET CASH PROVIDED BY (USED IN) INVESTING
   ACTIVITIES                                            (2 086)         1 660      9 059     (18 724)
                                                      ---------       --------   --------     -------

CASH FLOWS FROM FINANCING ACTIVITIES

    Net (increase)/decrease in advances to Xerox
      companies                                          90 107          8 181    (28 693)    (16 749)
    Repayments of capital lease obligation                 (928)             -     (3 359)          -
    Share capital reduction                             (55 400)             -          -           -
                                                      ---------       --------   --------     -------

NET CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES                                             33 779          8 181    (32 052)    (16 749)
                                                      ---------       --------   --------     -------

NET DECREASE IN CASH AND CASH EQUIVALENTS                   (15)            (1)       (26)        (17)

Cash and Cash Equivalents at Beginning of Period             17             43         43          60
                                                      ---------       --------   --------     -------
Cash and Cash Equivalents at End of Period                    2             42         17          43
                                                      =========       ========   ========     =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:

    Cash paid during the period for interest                154            112      1 206         170
                                                      =========       ========   ========     =======

   The accompanying notes are an integral part of these Financial Statements

RANK XEROX ET COMPAGNIE SNC

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994


1.       DESCRIPTION OF THE BUSINESS

         Rank Xerox et Compagnie SNC (the "Company") operates a repair facilities plant which provides value added services (labor) to its customers for the refurbishment, upgrading or repair of primarily large copier machines. The plant was built in Lille (France) in 1974. It is located on 38 acres of land, including an office building and production area of 37 000 m2. The Company employed 670 people as of December 31, 1995.

         The legal status of the Company is a "Societe en Nom Collectif" (SNC), similar to a partnership. The owners are Rank Xerox - The Document Company SA, a French "Societe Anonyme" (RXSA), a subsidiary of Rank Xerox Limited, an English company (RXL), and Servitique SA, a subsidiary of RXSA.

         The Company is part of the "Single Ownership Interest" (SOI) plan organized in Europe by RXL, the ultimate parent company of the Company in Europe.

         The Company operates the business on behalf of RXSA, through a business rental contract (contrat de location-gerance). Under the terms of this contract, the Company pays an annual fee to RXSA, in return for the use of the land and building (owned by RXSA) and the license rights to undertake all RXSA manufacturing operations.

         As a result of the SOI plan and of the business contract, the Company's operations are undertaken on the basis of two agreements dated November 1, 1993, the "Manufacturing Agreement" and the "Agreement for the Provision of Management Services".

         Under the terms of these two intercompany agreements:

i) RXL has requested the Company and the Company has agreed to manufacture, assemble or otherwise process certain office equipment, parts and accessories and provide RXL with certain services in connection with such manufacturing, assembly or processing activities in accordance with the provisions contained in the "Manufacturing Agreement",

ii) RXL and the Company mutually agree annually the products and the services to be provided by the Company,

iii) RXL pays the Company the following for the provision of such products and services to RXL:

         (a) such direct labor and production costs as have been necessarily incurred by the Company; and

         (b) such additional sums of monies as the parties have mutually agreed annually,

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 6



iv)      Title to all material, work in progress and products is vested in RXL,

v) The Company shall not manufacture or provide any other services for any company which, in RXL's opinion, is a competitor of RXSA,

vi) RXL has requested the Company and the Company has agreed to provide RXL with management services in connection with the distribution of certain RXL goods in accordance with the provisions contained in the "Agreement for the Provision of Management Services",

vii) RXL reimburses the Company 105% of such costs necessarily incurred by or on behalf of the Company in the provision of the services (as defined in vi) above).

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of cash on hand and short term highly liquid investments with original maturities of three months or less.

         INVENTORIES

         Inventories consisting of materials and work-in-progress are stated at the lower of cost (purchase price plus related costs) or market value on a first-in-first-out (FIFO) cost basis. Inventory held by the Company on consignment from customers is excluded from the balance sheet.

         PLANT AND EQUIPMENT

         Plant and equipment are stated at cost. Depreciation is provided using the straight line method or the declining balance method, over the estimated useful lives, as follows:


                                                                   Depreciation          Useful life
                                                                      method                Years
                                                                ------------------       -----------
          Tooling and equipment                                 Declining  balance          5 to 7
          Fixtures and Fittings                                 Straight-line                   10
          Information Technology systems and
            office equipment                                    Declining balance          5 to 10


Assets under capital lease are amortised over their estimated useful lives or the term of the lease, whichever is shorter.

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 7



         Assets under construction are shown as construction in progress until they are completed and enter into service.

         INCOME TAXES

         Taxable income or loss from operations is allocated among the stockholders pursuant to the legal status of the Company as an SNC (see Note 1) and is reported by the stockholders on their separate income tax returns. Accordingly, the Company has no liability for income taxes.

         REVENUE RECOGNITION

         Sales are recognized upon completion of the manufacturing process or of the distribution services rendered, according to the agreements described in Note 1 above. The manufacturing process is considered complete at the time products are transferred to the Company's storage area after packaging and quality control. The Company's functional currency is the French franc.

         FINANCIAL STATEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         LEGAL PROFIT SHARING PLAN

         Under French laws and regulations, employees are entitled to a profit sharing distribution, which is based on a standard legal formula. This legal formula is designed in such a way that the Company will not have to make any payments unless the Company's net taxable profits exceed five percent of Stockholders' Equity on a French GAAP basis.

         No profit sharing was paid for the years ended December 31, 1995 and 1994.

3.       ADVANCES TO XEROX GROUP COMPANIES

         Intercompany advances are made under the provisions of a Rank Xerox Group (RXL and subsidiaries) cash pooling agreement and bear interest at "T4M" (monetary market monthly average interest rate) plus a premium of 0.25% if the pooling group is in a cash surplus position and 0.50% if a cash deficit position exists.

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 8


4.       DUE FROM XEROX GROUP COMPANIES

                                                   (FF in thousands)
                                                      December 31,
                                                -----------------------
                                                 1995            1994
                                                -----------------------
         Rank Xerox Limited (RXL)               57 124           81 389
         Other Xerox Group companies            12 490            2 408
                                                ------           ------
                                                69 614           83 797
                                                ======           ======

         In accordance with the provisions of the agreements presented in Note 1 above, the RXL intercompany balance relates to added value services provided to RXL during the production process.

5.       INVENTORIES

                                                  (FF in thousands)
                                                     December 31,
                                               -----------------------
                                                1995             1994
                                               -----------------------
         Materials                              1 641                -
         Work in progress (materials)           1 350              208
         Work in progress (production cost)     2 434            2 324
                                                -----            -----
                                                5 425            2 532
                                                =====            =====

         Materials reported in inventory by the Company relate entirely to third party customer operations (ie customers outside the Xerox Group).

         Materials used in repair and refurbishing operations performed for RXL, the Company's most significant customer, are not owned by the Company but are held on consignment for the benefit of RXL. Therefore, the Company's inventory balances related to RXL include only value added related to RXL materials which is accounted for in work in progress (value added).

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 9


6.       PLANT AND EQUIPMENT, NET

                                                                 (FF in thousands)
                                                                   December 31,
                                                              ----------------------
                                                                1995          1994
                                                              ----------------------
         Tooling and equipment                                  70 202        65 575
         Fixtures and fittings                                  28 973        26 045

         Information technology systems and office
           equipment                                            15 350        12 681
                                                               -------       -------

                                                               114 525       104 301

         Less: Accumulated depreciation and amortization       (62 503)      (44 040)
         Plus : Construction in progress                         2 422        10 537
                                                               -------       -------

         PLANT AND EQUIPMENT, NET                               54 444        70 798
                                                               =======       =======

         Depreciation expense for the period                    15 429        37 445

7.       LEASES

         Included in plant and equipment in the accompanying balance sheets is the following equipment under capital lease:



                                                              (FF in thousands)
                                                                 December 31,
                                                            --------------------
                                                             1995         1994
                                                            --------------------
         Information technology systems at cost              9 102            -
         Accumulated amortization                           (3 034)           -
                                                            ------       ------
         Assets under capital lease, net                     6 068            -
                                                            ======       ======

         During 1995, certain information technology system assets with a book value of FF 9 102 were sold to a third party as part of a sale-leaseback transaction. Under the agreement, the Company received FF 11 168 which resulted in a gain of FF 2 066 which has been deferred and will be amortized to income over the 3 year life of the lease.

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 10


         Capital lease obligations are summarized below:

                                                       (FF in thousands)
                                                         December 31,
                                                       -----------------
                                                             1995
                                                       -----------------
         Total capital lease obligation                      7 809
         Less current installments                          (3 710)
                                                            ------

         Long-term obligations under capital leases          4 099
                                                            ======


         The Company also leases premises from RX SA under an operating lease which was terminated in March 1996 as a result of the purchase of the land and buildings concerned by the Company (See Note 15) on March 22, 1996. Rental expense for operating leases amounted to FF 9 331 and FF 9 555 in 1995 and 1994, respectively.

         Minimum lease payments under leases expiring subsequent to December 31, 1995 follow:


                                                   (FF in thousands)
                                                      December 31,
                                         -------------------------------------
                                         Capital leases       Operating leases
                                         -------------------------------------

         1996                                4 324                 2 481
         1997                                4 324                     -
                                             -----                 -----

         Total                               8 648                 2 481

         Less interest                        (839)                    -
                                             -----                 -----

         Minimum lease payments              7 809                 2 481
                                             =====                 =====

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 11


8.       OTHER ASSETS


                                                    (FF in thousands)
                                                       December 31,
                                                   -------------------
                                                    1995         1994
                                                   -------------------
         Value Added Tax receivable                1 784         2 121
         Guarantee deposit                             -           750
                                                   -----         -----
                                                   1 784         2 871
                                                   =====         =====

         Value Added Tax (VAT) receivable relates to a change in the French VAT system which occurred in 1993 resulting in a tax credit corresponding to one month's recoverable VAT, reimbursable by the tax authorities over a period of up to twenty years and currently accruing interest at below market rates.

         As at December 31, 1994, the VAT credit amounted to FF 4 716 of which FF 422 was reimbursed by tax authorities during 1995. The receivable balance has been discounted to reflect a fair market rate of interest. As of December 31, 1995 and 1994 respectively, the unamortized discount amounted to FF 2 510 and FF 2 595.

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 12


9.       ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

                                                                     (FF in thousands)
                                                                        December 31,
                                                                   ---------------------
                                                                    1995           1994
                                                                   ---------------------
         Payroll, bonuses and employee benefits (a)                38 819         30 228
         Post employment benefit reserve (current portion)          1 050            982
         Value added and other business taxes                      10 077          6 452
         Other accrued current liabilities                            141             72
                                                                   ------         ------
                                                                   50 087         37 734
                                                                   ======         ======

(a)      PAYROLL, BONUSES AND EMPLOYEE BENEFITS

         Includes primarily payroll, related taxes and compensated absences. In addition, as a result of the anticipated sale of the Company to The Cerplex Group, Inc, the Company's management decided to grant an exceptional bonus of FF 7 000 to employees which was accrued as of December 31, 1995.


10.      OTHER LONG TERM LIABILITIES


                                                                     (FF in thousands)
                                                                       December 31,
                                                                   ---------------------
                                                                    1995          1994
                                                                   ---------------------
         Retirement indemnity (a)                                  14 266        13 426
         Postemployment benefit reserve (b)                         6 834         6 405
                                                                   ------        ------
                                                                   21 100        19 831
                                                                   ======        ======



(a)      RETIREMENT INDEMNITY RESERVE

         In accordance with the "Collective Bargaining Agreement for the Metallurgical Industry" or more favorable Company agreements, employees who retire are entitled to a lump-sum payment (retirement indemnity) based upon their length of service within the company. This benefit is not vested for employees who leave the Company before they retire.

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 13


         Net retirement indemnity expense/(benefit) was comprised of the following:

                                                                (FF in thousands)
                                                             Year ended December 31,
                                                             -----------------------
                                                              1995             1994
                                                             -----------------------
         Service cost                                         782                778
         Interest cost                                        710                679
         Assumed return on assets                               -                  -
                                                            -----              -----
         NET RETIREMENT INDEMNITY EXPENSE/(BENEFIT)         1 492              1 457
                                                            =====              =====


         The key actuarial assumptions used in determining retirement indemnity expense were as follows for the years ended December 31:

                                                              Year ended December 31,
                                                              -----------------------
                                                              1995              1994
                                                              -----------------------
         Discount rate                                        5.0%               5.0%
         Weighted-average rate of compensation increase       2.5%               2.5%
         Long-term rate of return on plan assets              N/A                N/A

         The funded status of the plan was as follows:

                                                              (FF in thousands)
                                                                 December 31,
                                                            ----------------------
                                                             1995            1994
                                                            ----------------------
         Actuarial present value of benefit obligations:
         Vested                                                  -               -
         Non-vested                                         10 295           9 653

         Accumulated benefit obligation                     10 295           9 653

         Effect of projected future salary increases         3 971           3 773

         Projected benefit obligation                       14 266          13 426
         Plan assets at market value                             -               -

         Plan assets in excess of projected  benefit           N/A             N/A
           obligation                                       ------          ------

         TOTAL RETIREMENT INDEMNITY LIABILITY               14 266          13 426
                                                            ======          ======

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 14


         In the context of the acquisition of the Company by Cerplex Inc, the retirement indemnity liability and postemployment benefit liabilities were funded with a third party in April 1996 for a total amount of FF 23 777.


(B)      POSTEMPLOYMENT BENEFIT RESERVE

         In accordance with the "Collective Bargaining Agreement for the Metallurgical industry", employees who are terminated are entitled to receive a lump-sum severance benefit based on their length of service with the Company. The postemployment benefit reserve has been determined on the basis of the net present value of the estimated future costs of severance benefits relating to past service periods of the Company's employees.

11.      PENSION OBLIGATIONS

         PENSION COSTS

         In accordance with French laws pension contributions are made to defined contribution pension schemes managed by the state or state related agencies. Pension costs are recorded each month and paid to these agencies, on the basis of gross salaries paid to employees. Accordingly, the Company is not subject to any additional liability related to pension obligations except for retirement indemnities described in Note 10.


12.      COMMITMENTS AND CONTINGENCIES

         Fiscal years 1995, 1994 and 1993 are currently under inspection by tax and customs audits by the French Administration. Management is of the opinion that the outcome of these audits will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

13.      RELATED PARTY TRANSACTIONS

         The activity of the Company results from the SOI plan described in
         Note 1 above and is therefore almost totally performed with Xerox Group companies.

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 15


         Purchase of components, raw materials and supplies are made on behalf of RXL and are therefore not recorded in the financial statements of the Company.

         Sales of value added costs (salaries, royalties, lease terms, component supply costs) are made to RXL.

         Major intercompany transactions were as follows:

                                            (FF in thousands)
                                         Year ended December 31,
                                        ------------------------
                                          1995            1994
                                        ------------------------
         Sales to RXL                   271 161          267 578
         Other sales                     18 618            1 623
         Interest income                  5 612            4 120

         Intercompany receivable balances are described in Notes 3 and 4 above.


14.      NON RECURRING ITEMS

         For the year ending December 31, 1995 non-recurring items comprise an exceptional bonus granted to all employees as a result of the anticipated sale of the Company to the Cerplex Group, Inc. (See Note
         9).

         For the year ended December 31, 1994, non-recurring items comprise restructuring costs, primarily termination costs, relating to the implementation of the SOI plan described in Note 1.


15.      SUBSEQUENT EVENTS

         On May 24, 1996, the Company was sold to The Cerplex Group, Inc. ("Cerplex") a Delaware, USA incorporated Company. Cerplex is a leading independent provider of electronics parts repair and logistics services for a wide range of electronic equipment for the computer and peripheral, telecommunications and office automation markets.

         Immediately prior to the acquisition the legal form of the Company was changed from a "societe en nom collectif" (SNC) to a limited liability company "societe par actions simplifiee" (SAS) and its name was changed to Cerplex SAS. The common stock of the Company was reduced from FF 84 400 to FF 29 000 through compensation with the RXL account.

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 16


         As detailed in Note 7, the Company purchased the Lille premises and Rank Xerox manufacturing rights from Rank Xerox SA on March 22, 1996. Rank Xerox specific tooling was sold by the Company to RXL with effect from January 1, 1996.

         Simultaneous to the acquisition, Cerplex SAS entered into a new four-year supply agreement with RXL ("Supply Agreement").

         Under the terms of this agreement:

(i) Cerplex SAS is now guaranteed a minimum revenue stream from RXL (based on the number of labor hours at standard production rates) which is estimated to be approximately FF 272 million for the first year (twelve month period beginning May 24, 1996). The second, third and fourth years guarantee levels each have declining volumes of approximately 90%, 60% and 30% respectively, of the first year revenue stream, which is based on a volume of 750 000 standard hours,

(ii) The hourly rate during each of the four year periods of the agreement will be agreed in advance of such contract year; for the first contract year the hourly rate will be 362.65 French francs and for the second contract year, the hourly rate will be 2% below that of the first year.

(iii) Cerplex SAS shall be entirely responsible for the manufacture of Products ordered by RXL and shall be entitled to all of the benefits, and, except for variances induced by quarterly volume variations above 5%, shall bear all of the costs, if actual hours are different from standard hours agreed to between the parties to manufacture the Products,

(iv) All raw materials, parts and inventories (including work-in-process) used to manufacture Products, and all finished Products and RXL spares (collectively "Inventories") shall at all times be and remain the property of RXL,

(v) All vendor tooling for the manufacture of Products shall be owned, maintained and insured by RXL,

(vi) RXL agrees to advance to Cerplex SAS at all times during the term of the agreement an amount equal to one month's advance payment for guaranteed manufacturing services,

(vii) RXL will contribute (through the hourly rate used) to the commercialization expenses incurred by Cerplex SAS related to introduction of new activities, during the first contract year, and, depending on the volume of new activity generated, in the second contract year.

Rank Xerox et Compagnie SNC

Notes to Financial Statements
Years ended December 31, 1995 and 1994
Page 17


         As part of this contract, Cerplex SAS is committed to:

(i) not reduce the aggregate number of permanent employees during 15 months after May 24, 1996,

(ii) not distribute any dividend, except if certain conditions are met, during the four year period after May 24, 1996.


16.      INTERIM FINANCIAL INFORMATION

         The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary for a fair presentation of results for the interim periods.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Stockholders of
RANK XEROX ET COMPAGNIE SNC


We have audited the accompanying balance sheets of Rank Xerox et Compagnie SNC as of December 31, 1995 and 1994, and the related statements of income, of cash flows and of changes in stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Rank Xerox et Compagnie SNC at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


BEFEC - PRICE WATERHOUSE



Brian Towhill
Partner


Paris, France
July 31, 1996

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following unaudited pro forma combined financial data presents the Pro Forma Combined Balance Sheet at March 31, 1996, giving affect to the acquisition of Cerplex S.A.S., a French company ("Cerplex SAS") and the remaining 51% interest in Modcomp/Cerplex L.P. ("Modcomp/Cerplex") as if the acquisitions were consummated on that date. Cerplex SAS is the legal successor to Rank Xerox et Compagnie ("Rank Xerox SNC"), which was transformed immediately prior to the acquisition from societe en nom collectif ( a type of partnership) into a societe par actions simplifee (a form of limited liability company), at which time its name was changed to Cerplex SAS. Also presented is the Pro Forma Combined Statement of Operations for the three months ended March 31, 1996, and the twelve months ended December 31, 1995, after giving affect to the acquisitions as if they were consummated on January 1, 1995. The pro forma data is based on the historical financial statements of Cerplex SAS and Modcomp/Cerplex giving affect to the transaction under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Combined Financial Data.

The unaudited pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisition had been consummated on the date indicated or which may be obtained in the future. The pro forma combined financial data should be read in connection with the notes thereto contained elsewhere herein, the audited financial statements of Rank Xerox SNC with the notes thereto contained elsewhere herein, the audited financial statements of Modcomp/Cerplex and notes thereto filed as part of the Form 8-K dated April 8, 1996 herein incorporated by reference, and the audited consolidated financial statements of the Company and the related notes thereto incorporated herein by reference.

The historical financial statements of Rank Xerox SNC were prepared in local currency and converted into U.S. dollars at the exchange rate at the balance sheet date and average exchange rate for the reporting periods reflected in the pro forma Combined Statements of Operations. As reflected in the historical financial statements of Rank Xerox SNC, the first quarter reporting period ends March 22, 1996. The pro forma combined financial data set forth herein incorporates such reporting dates in the Company's reporting period ended March 31, 1996.

                           THE CERPLEX GROUP, INC.

                       PRO FORMA COMBINED BALANCE SHEET
                                 (Unaudited)

                                MARCH 31, 1996
                            (dollars in thousands)

                                                                                                   Pro Forma
                                                Historical               -----------------------------------------------------------
                                       --------------------------------  Adjustments              Adjustments
                                                  Modcomp/  Rank Xerox    Increase    Adjustment   Increase    Adjustment   Combined
                                        Cerplex   Cerplex      SNC       (Decrease)   Reference   (Decrease)   Reference     Total
                                       --------   --------  -----------  -----------  ----------  -----------  ----------  ---------
                                                                          ---Modcomp/Cerplex---     ---Rank Xerox SNC---
                                                                               Acquisition               Acquisition
ASSETS
Current Assets:
  Cash and cash equivalents            $  5,422   $10,194                 $  (6,209)    a(i)       $ (6,133)      c(iii)   $ 34,994
                                                                              2,621     a(i)         31,473       c(ii)
                                                                             (2,374)    a(ii)                                    --
  Due from Xerox Group of companies                          $34,389                                 (2,916)      c(i)           --
                                                                                                    (31,473)      c(ii)
  Accounts receivable, net               27,472     5,481                      (600)    a(iv)                                32,353
  Inventories                            28,387     4,909        977                                                         34,273
  Net assets of discontinued
    operations                            2,920                                                                               2,920
  Prepaid expenses and other              2,623     1,400        516           (469)    a(ii)                                 4,230
                                                                                160     a(iv)
                                       --------   -------    -------       --------                --------                --------
    Total current assets                 66,824    21,984     35,882         (6,871)                 (9,049)                108,770

Property, plant and equipment, net       17,441     1,504     10,583         (1,438)    a(iv)       (10,583)      c(i)       29,854
                                                                                                     12,347       c(iii)
Investment in joint venture               8,005                              (2,621)    a(i)                                     --
                                                                             (5,384)    a(iii)
Goodwill                                  6,361                  993                                   (993)      c(i)        6,361

Other long-term assets                    2,793                  359                                                          3,152
                                       --------   -------    -------       --------                --------                --------
    Total assets                       $101,424   $23,488    $47,817       $(16,314)               $ (8,278)               $148,137
                                       ========   =======    =======       ========                ========                ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                     $ 20,898   $ 2,048    $12,555                                                       $ 35,501
  Accrued liabilities                    11,158     5,126     19,384                                                         35,668
  Short-term borrowings                  47,700                                                                              47,700
  Current portion of long-term debt         253                  756                                                          1,009
  Income taxes payable                    2,349                                                                               2,349
                                       --------   -------    -------       --------                --------                --------
    Total current liabilities            82,358     7,174     32,695             --                      --                 122,227

Long-term debt, less current portion     20,567                                                                              20,567
Other long-term liabilities                                    4,801                               $ (4,171)      c(i)        6,844
                                                                                                      6,214       c(iii)
Stockholders' Equity:
   Common stock, par value $.001;            13                5,760                                 (5,760)      c(i)           13
   Partner Equity                                  16,314                  $ (6,209)    (a)(i)                                   --
                                                                             (2,843)     a(ii)
                                                                             (5,384)     a(iii)
                                                                             (1,878)     a(iv)
   Additional paid-in capital            47,546                                                                              47,546
   Notes receivable from stockholders      (229)                                                                               (229)
   Unearned compensation                   (125)                                                                               (125)
   Retained earnings
     (accumulated deficit)              (48,599)               4,561                                 (4,561)      c(i)      (48,599)
   Cumulative translation adjustments      (107)                                                                               (107)
                                       --------   -------    -------       --------                --------                --------
    Total stockholders' equity           (1,501)   16,314     10,321        (16,314)                (10,321)                 (1,501)
                                       --------   -------    -------       --------                --------                --------
Total liabilities and stockholders'
  equity                               $101,424   $23,488    $47,817       $(16,314)               $ (8,278)               $148,137
                                       ========   =======    =======       ========                ========                ========



    See accompanying Notes to Unaudited Pro Forma Combined Financial Data

                           THE CERPLEX GROUP, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (Unaudited)

                  FOR THE THREE MONTHS ENDED MARCH 31, 1996
                (dollars in thousands, except per share data)



                                                                                                   Pro Forma
                                                Historical               -----------------------------------------------------------
                                       --------------------------------  Adjustments              Adjustments
                                                  Modcomp/  Rank Xerox    Increase    Adjustment   Increase    Adjustment  Combined
                                        Cerplex   Cerplex      SNC       (Decrease)   Reference   (Decrease)   Reference     Total
                                       --------   --------  ----------   -----------  ----------  -----------  ----------  --------
                                                                          ---Modcomp/Cerplex---     ---Rank Xerox SNC---
                                                                               Acquisition              Acquisition
Net Sales                               $40,846    $9,583    $15,273      $   (17)      b(i)       $ 1,853       d(i)      $ 67,538

                                                                                                      (495)      d(ii)
Cost of Sales                            33,915     7,153     13,715          (17)      b(i)           112       d(iv)       54,383
                                        -------    ------    -------      -------                  -------                 --------
Gross Profit                              6,931     2,430      1,558           --                    2,236                   13,155

Selling, general and
  administrative expenses                 7,057     1,816      1,169                                                         10,042
                                        -------    ------    -------      -------                  -------                 --------
Operating income (loss)                    (126)      614        389           --                    2,236                    3,113

Equity in earnings from
  joint venture                             357                              (357)      b(ii)                                    --

Interest expense, net                     1,511      (114)      (181)          --                                             1,216
                                        -------    ------    -------      -------                  -------                 --------
Income (loss) from continuing
  operations before taxes                (1,280)      728        570         (357)                   2,236                    1,897

Income taxes                                293        --                                            1,027       d(vi)        1,320
                                        -------    ------    -------      -------                  -------                 --------
Income (loss) from continuing
  operations                             (1,573)      728        570         (357)                   1,209                      577
                                       --------    ------    -------      -------                  -------                 --------
Discontinued operations, net of
  income taxes:

  Loss from operations                       --                                                                                  --

  Estimated loss from liquidation
    of discontinued operations               --                                                                                  --
                                        -------    ------    -------      -------                  -------                 --------
  Loss from discontinued
    operations                               --        --         --           --                       --                       --
                                        -------    ------    -------      -------                  -------                 --------
Net income (loss)                       $(1,573)   $  728    $   570      $  (357)                 $ 1,209                 $    577
                                        =======    ======    =======      =======                  =======                 ========

Income (loss) per share:

  Continuing operations                 $ (0.12)                                                                           $   0.04
  Discontinued operations                    --                                                                                  --
                                        -------                                                                            --------
  Net income (loss) per share           $ (0.12)                                                                           $   0.04
                                        =======                                                                            ========
  Weighted average common and
    common equivalent shares             13,174                                                                              14,498
                                        =======                                                                            ========




     See accompanying Notes to Unaudited Pro Forma Combined Financial Data

                           THE CERPLEX GROUP, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (Unaudited)

                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                (dollars in thousands, except per share data)



                                                                                                   Pro Forma
                                                Historical               -----------------------------------------------------------
                                       --------------------------------  Adjustments              Adjustments
                                                  Modcomp/  Rank Xerox    Increase    Adjustment   Increase    Adjustment  Combined
                                        Cerplex   Cerplex      SNC       (Decrease)   Reference   (Decrease)   Reference     Total
                                       --------   --------  ----------   -----------  ----------  -----------  ----------  --------
                                                                          ---Modcomp/Cerplex---     ---Rank Xerox SNC---
                                                                               Acquisition              Acquisition
Net Sales                              $144,328   $38,223    $59,873      $  (216)      b(i)       $    34       d(i)      $242,242

                                                                                                    (1,893)      d(ii)
Cost of Sales                           127,817    23,407     55,442         (216)      b(i)           455       d(iv)      202,720
                                                                                                    (2,292)      d(iii)
                                       --------   -------    -------      -------                  -------                 --------
Gross Profit                             16,511    14,816      4,431           --                    3,764                   39,522

Selling, general and
  administrative expenses                33,819    10,165      5,998                                (1,420)      d(v)        48,562
                                       --------   -------    -------      -------                  -------                 --------
Operating income (loss)                 (17,308)    4,651     (1,567)          --                    5,184                   (9,040)

Equity in earnings from
  joint venture                           2,425                            (2,426)      b(ii)                                    (1)

Interest expense, net                     5,075      (299)      (894)          --                                             3,882
                                       --------   -------    -------      -------                  -------                 --------
Income (loss) from continuing
  operations before taxes               (19,958)    4,950       (673)      (2,426)                   5,184                  (12,923)

Income taxes                              2,089        --                                            1,651       d(vi)        3,740
                                       --------   -------    -------      -------                  -------                 --------
Income (loss) from continuing
  operations                            (22,047)    4,950       (673)      (2,426)                   3,533                  (16,663)
                                       --------   -------    -------      -------                  -------                 --------
Discontinued operations, net of
  income taxes:

  Loss from operations                   (1,966)                                                                             (1,966)

  Estimated loss from liquidation
    of discontinued operations          (15,381)                                                                            (15,381)
                                       --------   -------    -------      -------                  -------                 --------
  Loss from discontinued
    operations                          (17,347)       --         --           --                       --                  (17,347)
                                       --------   -------    -------      -------                  -------                 --------
Net income (loss)                      $(39,394)  $ 4,950    $  (673)     $(2,426)                 $ 3,533                 $(34,010)
                                       ========   =======    =======      =======                  =======                 ========

Net loss per share:

  Continuing operations                $  (1.68)                                                                           $  (1.27)
  Discontinued operations                 (1.33)                                                                              (1.33)
                                       --------                                                                            --------
Net loss per share                     $  (3.01)                                                                           $  (2.60)
                                       ========                                                                            ========
Weighted average common and
  common equivalent shares               13,091                                                                              13,091
                                       ========                                                                            ========




     See accompanying Notes to Unaudited Pro Forma Combined Financial Data

                            THE CERPLEX GROUP, INC.
              Notes to Unaudited Pro Forma Combined Financial Data

                             (dollars in thousands)


The pro forma combined balance sheet has been prepared to reflect the acquisition by the Company of the remaining 51% interest in Modcomp/Cerplex and the acquisition of Cerplex S.A.S., a French company ("Cerplex SAS"). The acquisitions are reflected under the purchase method of accounting.

(a) The pro forma combined balance sheet has been adjusted to reflect the acquisition transaction of Modcomp/Cerplex as follows:

     (i) To record the cash distribution of 1994 and 1995 earnings to the Partners paid in April 1996 less certain partner liabilities. The Company's share of distributions was $2,621.

     (ii) The Company used its share of the cash distribution to acquire the stock of Modcomp Joint Venture, Inc. which subsequently acquired the remaining interest in Modcomp/Cerplex from Modular Computer Systems, Inc. pursuant to the Letter of Agreement dated April 5, 1996. The total purchase price was $2,843 of which $2,374 was paid in cash and $469 was offset against certain partner receivables.

     (iii) To eliminate the Company's investment in Modcomp/Cerplex against its underlying partner equity in order to reflect the consolidation of Modcomp/Cerplex previously accounted for under the equity method of accounting.

     (iv) To record a reduction in non-current assets related to the estimated fair market value of the assets and liabilities of 51% of Modcomp/Cerplex in excess of the purchase price as required by APB #16, "Business Combinations."

(b) The pro forma combined statement of operations gives affect to following pro forma adjustments to reflect the acquisition of Modcomp/Cerplex:

     (i) To eliminate recognition of the management fee charged by Cerplex to Modcomp/Cerplex in accordance with the Partnership Agreement to reflect the consolidation of Modcomp/Cerplex assumed January 1, 1995.

     (ii) To eliminate the Company's equity in earnings of Modcomp/Cerplex to reflect the consolidation of Modcomp/Cerplex assumed January 1, 1995.

                            THE CERPLEX GROUP, INC.
              Notes to Unaudited Pro Forma Combined Financial Data

                             (dollars in thousands)


(c) The pro forma combined balance sheet has been adjusted to reflect the acquisition by the Company of Rank Xerox SNC. The acquisition is reflected under the purchase method of accounting for an aggregate estimated purchase price of $6,133, including estimated acquisition related taxes, registration fees, legal and accounting fees, and other out-of-pocket costs of $1,280.

     The pro forma combined balance sheet has been adjusted to reflect the above acquisition transaction as follows:

     (i) To adjust the pro forma combined balance sheet to eliminate the assets and liabilities of Rank Xerox SNC not acquired by the Company, historical cost property and equipment acquired, and to eliminate the equity of Rank Xerox SNC.

     (ii) To reflect the settlement of the Amounts due from the Xerox Group of companies assuming the acquisition was completed at March 22, 1996. Under the terms of the Stock Purchase Agreement dated May 24, 1996, Rank Xerox Limited was committed to provide cash and current accounts receivable sufficient in the aggregate to satisfy all current and long-term liabilities of Rank Xerox SNC. Such cash is restricted by contract to support the working capital and other requirements of Cerplex SAS, and may not be used by Cerplex for general corporate purposes.

     (iii) To allocate the purchase price to property and equipment acquired and liabilities assumed as part of the acquisition.

(d) The pro forma combined statement of operations gives affect to the following pro forma adjustments to reflect the acquisition of Rank Xerox
     SNC:

     (i) To adjust the historical revenues of Cerplex SAS using the standard production hours during the pro forma periods at the units rates set forth in the Supply and Services Agreement, assuming such contract was entered into at January 1, 1995.

     (ii) To eliminate the rental charge from Rank Xerox-The Document Company SA for use of the land and building.

                            THE CERPLEX GROUP, INC.
              Notes to Unaudited Pro Forma Combined Financial Data

                             (dollars in thousands)

     (iii) To eliminate depreciation charge for tooling acquired by Rank Xerox and provided to Rank Xerox SNC for use without charge under the Supply and Services Contract.

     (iv) To record depreciation expense related to the building, using a twenty (20) year estimated useful life on a straight-line basis.

     (v) To eliminate a non-recurring compensation charge by Cerplex SAS related to an exceptional bonus paid prior to the acquisition.

     (vi) To record a foreign tax provision based on the local statutory rate of 36.6%.

(e) The pro forma combined financial data may not include all potential fair value adjustments and opening balance sheet accruals which will be identified within the twelve months succeeding the acquisition.